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                                                                    Exhibit 23.1

                        Consent of Independent Auditors
                        -------------------------------



The Board of Directors
SMT Health Services Inc.:



We consent to incorporation by reference in the registration statement (No. 33-44329) on Form S-3, registration statement (No. 33-61600) on Form S-8, registration statement (No. 33-61602) on Form S-8, registration statement (No. 33-86920) on Form S-3, and registration statement (No. 33-80571) on Form S-3 of SMT Health Services Inc. of our report dated January 31, 1997, except as to Note 18 which is as of March 4, 1997, relating to the consolidated balance sheets of SMT Health Services Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, which report appears in the December 31, 1996 annual report on Form 10-K of SMT Health Services Inc.



Pittsburgh, Pennsylvania
March 20, 1997